Exhibit 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 (No. 333-187172) and on Form S-8 (Nos. 333-184113, 333-184112, 333-169456, 333-169455, 333-155282, 333-163507, 333-08489, 333-50464, 333-57015, 333-117074, 333-140022, and 333-145435) of The Spectranetics Corporation of our report dated May 27, 2014 relating to the financial statements of AngioScore Inc., which appears in the Current Report on Form 8-K of The Spectranetics Corporation dated May 27, 2014.

/s/ PricewaterhouseCoopers LLP
San Jose, California
May 27, 2014